Exhibit 99.1

SPH Holdings, Inc. and Subsidiaries Consolidated Financial Statements As of and for Years Ended December 31, 2013 and 2012

SPH Holdings, Inc. and Subsidiaries

Consolidated Financial Statements

As of and for the Years Ended

December 31, 2013 and 2012

SPH Holdings, Inc. and Subsidiaries

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2013 and 2012	6

Consolidated Statements of Operations for the Years Ended December 31, 2013 and 2012	7

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2013 and 2012	8

Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	9-10

Notes to Consolidated Financial Statements	11-26

2

Independent Auditor’s Report

Board of Directors

SPH Holdings, Inc. and Subsidiaries

Fullerton, California

We have audited the accompanying consolidated financial statements of SPH Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

3

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPH Holdings, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for goodwill in the consolidated financial statements for the year ended December 31, 2013 due to unwinding the effects of the adoption of Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council as the Company meets the definition of a public business entity. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Los Angeles, California

April 30, 2014, except for the “Recently Adopted Accounting Pronouncements” and “Goodwill” paragraphs in Note 2, which are as of March 3, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

4

Consolidated Financial Statements

SPH Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,	2013	2012
Assets
Current assets
Cash and cash equivalents	$850,900	$578,300
Accounts receivable, net of allowance of $596,500 and $583,600, respectively	14,200,200	11,379,000
Inventories	11,987,800	13,788,700
Prepaid expenses	539,300	389,000
Income taxes receivable	—	207,000
Deferred income taxes	1,432,000	715,600

Total current assets	29,010,200	27,057,600
Property and equipment, net	6,153,100	5,043,400
Prepaid expenses, net of current portion	—	1,200
Debt issuance costs	147,100	229,000
Intangible assets, net	19,204,400	24,653,600
Goodwill	22,561,800	22,561,800

Total assets	$77,076,600	$79,546,600

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,285,700	$5,765,800
Current portion of debt	1,764,800	1,472,900
Other accrued expenses	1,714,000	1,586,000
Interest payable	600	900
Income taxes payable	327,000	—

Total current liabilities	12,092,100	8,825,600
Long-term liabilities
Debt, net of current portion and discount	30,534,800	36,635,400
Deferred tax liability	7,544,500	8,953,900

Total long-term liabilities	38,079,300	45,589,300

Total liabilities	50,171,400	54,414,900

Commitments and Contingencies (see Note 9)
Stockholders’ equity
Series A convertible preferred stock, 296,880 and 293,249 shares issued and outstanding, respectively	29,762,800	29,322,000
Stockholder notes receivable	(301,800)	(133,700)
Accumulated deficit	(2,555,800)	(4,056,600)

Total stockholders’ equity	26,905,200	25,131,700

Total liabilities and stockholders’ equity	$77,076,600	$79,546,600

See accompanying notes to consolidated financial statements.

6

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

Years ended December 31,	2013	2012
Revenues, net	$101,961,200	$83,678,100
Cost of sales	79,016,300	63,294,400

Gross profit	22,944,900	20,383,700

Selling, general and administrative expenses	11,600,300	13,014,700
Amortization of intangibles	5,449,200	4,864,100

Total operating expenses	17,049,500	17,878,800

Income from operations	5,895,400	2,504,900
Interest expense, net	(3,396,100)	(3,423,800)
Other expense	(769,800)	(108,200)

Income before provision for income taxes	1,729,500	(1,027,100)
Provision for income taxes	(228,700)	(519,000)

Net income (loss)	$1,500,800	$(1,546,100)

See accompanying notes to consolidated financial statements.

7

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Preferred Stock Series A		Stockholder Notes Receivable	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2011	220,620	$22,062,000	$(209,100)	$(2,001,100)	$19,851,800
Issuance of preferred stock	73,629	7,360,000	—	—	7,360,000
Retirement of preferred stock and shareholder note	(1,000)	(100,000)	80,000	—	(20,000)
Stockholder notes accrued interest	—	—	(4,600)	—	(4,600)
Dividend declared and paid	—	—	—	(509,400)	(509,400)
Net loss	—	—	—	(1,546,100)	(1,546,100)

Balance, December 31, 2012	293,249	29,322,000	(133,700)	(4,056,600)	25,131,700
Issuance of preferred stock	3,631	440,800	—	—	440,800
Issuance of stockholder note receivable	—	—	(157,800)	—	(157,800)
Stockholder notes accrued interest	—	—	(10,300)	—	(10,300)
Net income	—	—	—	1,500,800	1,500,800

Balance, December 31, 2013	296,880	$29,762,800	$(301,800)	$(2,555,800)	$26,905,200

See accompanying notes to consolidated financial statements.

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SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31,	2013	2012
Cash flows from operating activities
Net income (loss)	$1,500,800	$(1,546,100)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	473,400	301,600
Amortization of intangible assets	5,449,200	4,864,100
Amortization of debt issuance and debt discount costs	261,900	207,100
Shareholder accrued interest	(10,300)	(4,600)
Loss on sale of equipment	153,800	10,000
Bad debt expense	35,200	121,000
(Recovery) provision for obsolete inventory	(301,600)	162,000
Deferred income taxes, net	(2,125,800)	693,000
Changes in operating assets and liabilities:
Accounts receivable	(2,856,400)	5,020,400
Inventories	2,102,500	(400,700)
Prepaid expenses	(149,100)	273,100
Income taxes payable/receivable	534,000	(174,200)
Accounts payable	2,519,900	(3,915,300)
Other accrued expenses	128,000	1,134,300
Interest payable	(300)	(4,100)

Net cash provided by operating activities	7,715,200	6,741,600

Cash flows from investing activities
Purchases of property and equipment	(1,736,900)	(536,300)
Payment for purchase of the outstanding stock of Pharmline, Inc.	—	(28,000,000)

Net cash used in investing activities	(1,736,900)	(28,536,300)

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SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years ended December 31,	2013	2012
Cash flows from financing activities
Proceeds from debt	—	23,888,300
Repayment of debt	(5,988,700)	(8,122,400)
Payment of debt issuance and debt discount costs	—	(471,300)
Proceeds from issuance of preferred stock	283,000	7,360,000
Repurchase of preferred stock	—	(20,000)
Dividends paid to stockholders	—	(509,400)

Net cash (used in) provided by financing activities	(5,705,700)	22,125,200

Net increase in cash and cash equivalents	272,600	330,500
Cash and cash equivalents, beginning of period	578,300	247,800

Cash and cash equivalents, end of period	$850,900	$578,300

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$3,145,100	$3,221,300
Income taxes	1,823,400	—

Supplemental disclosures of noncash investing and financing activities
Issuance of shareholder note	$157,800	$—
Conversion of accounts receivable, accounts payable and working capital adjustment in settlement of Pharmline Inc.’s closing cash	—	1,348,800

See accompanying notes to consolidated financial statements.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. General Description

SPH Holdings, Inc. (“SPHHI”), which was incorporated on November 1, 2010 under the General Corporation Law of the State of Delaware, is the sole stockholder of Stauber Holdings, Inc. (“Holdings”), which is the sole stockholder of Stauber Performance Ingredients, Inc. dba Stauber California (“SCA”), which is the sole member of Stauber Performance Ingredients, LLC (“SPILLC”) (together, the “Company”). SCA is the only active operating company; SPHHI and Holdings are passive holding companies that may generate interest income or transaction costs. SPHHI is a holding company which monitors the operating company and may engage in strategic acquisitions for the Company. SCA distributes food ingredients, nutrients, and fine chemicals in bulk to processors and manufacturers in the food, nutritional supplement, and pharmaceutical industries.

On May 21, 2012, SPHHI acquired all of the outstanding equity securities of Gadot USA, Inc. (“Gadot”), the parent and sole stockholder of Pharmline, Inc. dba Stauber New York (“SNY”), a value-added manufacturer and distributor of nutraceutical products located in Florida, New York. SNY was acquired to expand the Company’s geographic presence and manufacturing capabilities. Gadot was purchased for approximately $29,500,000, including transaction expenses of approximately $1,500,000, which was funded through $7,300,000 from the issuance of additional Series A convertible preferred stock to existing stockholders and additional borrowings from existing lenders under amended term and revolving credit facilities totaling $10,500,000 and $11,700,000, respectively.

The acquisition of SNY was accounted for using the acquisition method. Assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The fair values of identifiable intangible assets were based on valuations using the income approach and estimates provided by management. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities was recorded as goodwill. The allocation of the purchase price was based upon the fair value of certain assets acquired and liabilities assumed as of the date of acquisition. The purchase price was allocated as follows:

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash	$2,153,200
Accounts receivable	7,245,300
Other current assets	297,300
Inventory	5,380,200
Deferred tax asset	750,000
Property and equipment	4,659,800
Identifiable intangible assets	9,990,000
Goodwill	8,701,100

Total assets acquired	39,176,900
Accounts payable, accrued expenses and other current liabilities	(5,560,500)
Debt	(34,200)
Deferred tax liabilities	(4,777,800)

Total liabilities assumed	(10,372,500)
Total allocation of purchase price	28,804,400
Less: net cash acquired	(804,400)

Total purchase price, net of cash acquired	$28,000,000

For financial reporting purposes, the assets acquired were recorded at their fair values. This resulted in recording certain intangible assets including goodwill. Goodwill arose from the expected synergies of acquiring SNY and the workforce in place at SNY. Any goodwill or intangible assets resulting from the transaction were not deductible for tax purposes. For federal and state income tax purposes, assets were not adjusted to their fair values, but were instead carried forward at their original tax basis. However, any existing intangibles that were tax deductible prior to the transaction continue to be tax deductible (see Notes 2, 5, and 7).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SPHHI, Holdings, SCA, SNY and SPILLC from January 1, 2013 through December 31, 2013. Prior year consolidated financial statements include the accounts of SPHHI, Holdings, SCA and SPILLC from January 1, 2012 through December 31, 2012 and SNY from May 21, 2012, the date of the acquisition, through December 31, 2012. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Recently Adopted Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-02 related to the accounting for goodwill by private companies. Under this guidance, private companies may elect to amortize goodwill over 10 years, or less than 10 years if the entity can demonstrate that another useful life is more appropriate, and to test goodwill for impairment only upon occurrence of a triggering event that indicates that the book value of the entity may exceed the fair value of the entity, as opposed to testing goodwill for impairment annually under prior accounting guidance. The accounting guidance is effective for the fiscal year beginning after December 15, 2014 and early adoption is permitted.

On January 1, 2013, the Company had adopted ASU 2014-02 related to the accounting for goodwill by private companies. However, these financial statements are being revised as the Company now meets the definition of a public business entity and is precluded from adopting ASU 2014-02.

Reclassifications

Certain 2012 amounts have been reclassified to conform to the 2013 presentation. These classifications had no impact on net loss or stockholders’ equity.

Revenue Recognition

The Company recognizes revenue when products are shipped to customers and title has passed, the price is fixed and determinable, and collectability is reasonably assured.

Shipping and Handling

Amounts billed to customers for shipping and handling are recorded as revenue. Freight costs associated with shipping goods to customers are not included in cost of sales. Shipping and handling costs of $885,600 and $709,200 are included in selling, general, and administrative expenses for the years ended December 31, 2013 and 2012, respectively.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company maintains allowances for estimated credit losses, and historically such losses have been within management’s estimates.

In addition, the Company is subject to counterparty risk on certain cash and investments balances held at a financial institution. The Company places its cash with high credit quality financial institutions. The Company maintains bank accounts at financial institutions, which at times may exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has never experienced any losses related to these balances. Non-interest bearing cash balances are insured up to $250,000 per depositor at each financial institution. At December 31, 2013, the Company’s cash balance exceeded the insured amount.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company’s cash and cash equivalents consist principally of demand deposit accounts and sweep accounts linked to an off-shore investment account held in U.S. dollars with a U.S. financial institution. The off-shore investment account invests in time deposits with maturities of 1-3 days.

Accounts Receivable and Allowance for Bad Debts

Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of the customers’ financial condition and generally does not require collateral. The allowance for bad debts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to trade receivables. The allowance for bad debts is based upon management’s continuous evaluation of the collectability of outstanding receivables.

Management’s evaluation takes into consideration such factors as past bad debt experience, economic conditions, and information about specific receivables. The allowance for bad debts is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the periods that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Inventories

Inventories consist substantially of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (see Note 3).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The range of estimated useful lives is as follows:

Years
Buildings	15
Leasehold improvements	3 to 5
Machinery and equipment	5 to 12
Transportation equipment	5
Computers	5
Furniture and fixtures	3 to 5

Leasehold improvements are depreciated over the lesser of the useful life or the remaining term of the lease (see Note 4).

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Long-Lived Assets

The Company reviews long-lived assets, including intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of any such asset may not be fully recoverable. The determination of recoverability is based on an estimate of the undiscounted cash flows expected to result from the use of an asset and its eventual disposition. If the sum of the undiscounted cash flows, excluding interest, is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. No impairment charges were recorded during the years ended December 31, 2013 and 2012.

The range of estimated useful lives for intangible assets is as follows:

Years
Supplier relationships	3 to 5
Customer relationships	10 to 15
Trademarks and trade names	7 to 10
Non-competition agreements	3

Goodwill

The Company tests goodwill for impairment on an annual basis or upon the occurrence of a triggering event that indicates that the fair value of the Company may be below its carrying amount. Upon occurrence of a triggering event the Company may first assess qualitative factors to determine whether further quantitative analysis is necessary. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company will perform a quantitative test to compare the Company’s estimated fair value to its book value. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If the book value of the Company exceeds estimated fair value, the difference is recorded as goodwill impairment.

No impairment charges were recorded during the years ended December 31, 2013 and 2012.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s significant estimates include allowances for doubtful accounts, reserve for inventory obsolescence, realizability of deferred tax assets and liabilities, useful lives for depreciation and amortization and assessing the need for impairment charges (intangible assets and goodwill). Actual results could differ materially from those estimates.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

The Company files tax returns for federal and state purposes at the SPHHI level. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

The Company follows the recognition and disclosure provisions under guidance contained in Accounting Standards Codification (“ASC”) 740. Under this guidance, tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured as the largest amount of tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. The Company does not have any material accrued interest or penalties associated with any unrecognized tax benefits. As of December 31, 2013 and 2012, the Company recorded $145,000 and $0, respectively, related to uncertain tax positions in connection with ASC 740.

The following is a rollforward of the Company’s total unrecognized tax liabilities for the year ended December 31, 2013:

Gross Unrecognized Tax Liabilities
Balance at December 31, 2012	$—
Additions for tax positions related to the current year	145,000

Balance at December 31, 2013	$145,000

Debt Issuance Costs and Debt Discount

Financing costs were incurred in connection with the issuance and amendment of the Company’s financing arrangements (see Note 6). These costs have been capitalized and are reflected as debt issuance costs on the balance sheet or as a discount to the related debt, depending upon whether the financing costs have been paid to lenders or third parties. Debt issuance costs and the debt discount are being amortized using the effective interest rate method over the term of the loans and are included as a component of interest expense on the accompanying consolidated statements of operations. Amortization expense related to debt issuance and debt discount costs were $81,900 and $180,000, respectively, for the year ended December 31, 2013. Amortization expense related to debt issuance and debt discount costs were $51,500 and $155,600, respectively, for the year ended December 31, 2012.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Fair Value

The Company’s financial instruments are primarily composed of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses and debt. The fair value of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses closely approximate their carrying value due to their short maturities. The fair value of debt closely approximates its carrying value because the terms of the debt approximate terms available in the market for debt of a similar credit risk profile for a similar duration. The fair value of related party transactions is not determinable due to the nature of these transactions.

3. Inventory

Inventory as of December 31, 2013 and 2012 consisted of the following:

	2013	2012
Raw materials	$11,133,800	$10,528,800
Work in process	219,800	68,200
Finished goods	1,892,500	4,751,600

	13,246,100	15,348,600
Reserve for obsolescence	(1,258,300)	(1,559,900)

Total	$11,987,800	$13,788,700

4. Property and Equipment

Property and equipment as of December 31, 2013 and 2012 consisted of the following:

	2013	2012
Land	$550,000	$550,000
Building and improvements	2,089,200	1,918,700
Machinery and equipment	2,524,800	2,327,200
Computers and equipment	1,008,700	533,500
Furniture and fixtures	132,400	42,700
Transportation equipment	75,700	30,800
Construction in progress	735,600	154,200

	7,116,400	5,557,100
Accumulated depreciation	(963,300)	(513,700)

	$6,153,100	$5,043,400

For the years ended December 31, 2013 and 2012, the Company recorded $473,400 and $301,600, respectively, in depreciation expense, which is included in cost of goods sold and selling, general, and administrative expenses in the accompanying consolidated statements of operations.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

5. Intangible Assets

Intangible assets as of December 31, 2013 consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(8,259,100)	$3,860,900
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(2,624,100)	9,985,900
Trademarks/trade names	7,300,000	(1,955,600)	5,344,400
Non-competition agreement	700,000	(686,800)	13,200

	$33,040,000	$(13,835,600)	$19,204,400

Intangible assets as of December 31, 2012 consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(4,953,200)	$7,166,800
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(1,572,700)	11,037,300
Trademarks/trade names	7,300,000	(1,097,100)	6,202,900
Non-competition agreement	700,000	(453,400)	246,600

	$33,040,000	$(8,386,400)	$24,653,600

Intangible assets are amortized over estimated useful lives ranging from less than one year to fifteen years, with no residual values. Consolidated amortization expense during the years ended December 31, 2013 and 2012 pertaining to long-lived intangible assets was $5,449,200 and $4,864,100, respectively.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2013, the estimated aggregate amortization expense for the next five years is as follows:

Years ending December 31,	Amount
2014	$5,229,100
2015	2,465,200
2016	1,910,000
2017	1,910,000
2018	1,910,000
Thereafter	5,780,100

$19,204,400

Changes in the carrying values of intangible assets are outlined in the table below:

Amount
Balance, December 31, 2011	$19,527,700
Additions	9,990,000
Amortization	(4,864,100)

Balance, December 31, 2012	24,653,600
Amortization	(5,449,200)

Balance, December 31, 2013	$19,204,400

6. Debt

Senior Term Loan

The Company has a senior secured term loan agreement (the “Loan Agreement”) with a senior lender, collateralized by substantially all of the Company’s assets. The Loan Agreement provides for a senior secured long term loan in the aggregate principal amount of $25,700,000. The Loan Agreement requires the Company to make scheduled payments of interest and principal and allows prepayment of principal under specific conditions. Interest accrues at the greater of LIBOR plus 7.5% or 10.5%. During the years ended December 31, 2013 and 2012, the Company made advance payments of $5,000,000 and $2,000,000, respectively, in addition to its obligatory principal and interest payments. The Loan Agreement expires in January 2016.

In 2012, the Loan Agreement was amended (the “Amendment”) and the Company borrowed an additional principal amount of $10,500,000. The Amendment requires the Company to make scheduled payments of interest and principal and allows prepayment of principal under specific conditions. Interest accrues at the greater of LIBOR plus 7.5% or 10.5%. The Amendment expires in May 2017.

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SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2013 and 2012, the principal balance on the senior term loan was $23,557,500 and $29,944,400, respectively, and carried an interest rate of 10.5% per annum.

Revolving Credit Facility

The Company’s revolving credit facility (the “Credit Agreement”) was amended and restated on May 21, 2012 to provide for revolving borrowings up to $20,000,000 with a priority interest on the Company’s accounts receivable and inventory. The credit facility expires on May 31, 2015, carries a variable interest rate based on LIBOR plus a defined margin and a commitment fee of 0.25% on any unused balance. As of December 31, 2013 and 2012, $7,403,900 and $6,919,700, respectively, was outstanding on the revolving credit facility with interest rates ranging from 2.66% to 3.25% per annum.

Real Estate Loan

On July 20, 2012, the Company entered into a real estate loan agreement (the “Real Estate Loan Agreement”) with a senior lender. The real estate loan provides for a term loan in the aggregate principal amount of $1,720,000, with principal payments of $7,167 due each calendar month end commencing on July 31, 2012 with a maturity date of July 20, 2017. The interest rate is computed over 360 days at the one-month LIBOR plus a 2.5% margin. At December 31, 2013 and 2012, $1,591,000 and $1,677,000, respectively, was outstanding on the real estate loan and the interest rate was 2.67% and 2.77%, respectively.

The terms of the Loan and Credit Agreements require the Company to maintain a certain fixed-charge coverage ratio and minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Loan Agreement also contains certain restrictive covenants, including limitations on additional debt; acquisition by the Company of the stock of, or merger with other corporations; dividend payments; and asset sales. The Company was in compliance with all such covenants and ratios as of December 31, 2013 and 2012.

Debt as of December 31, 2013 and 2012 consists of the following:

	2013	2012
Senior term loan	$23,557,500	$29,944,400
Revolving credit facility	7,403,900	6,919,700
Real estate loan	1,591,000	1,677,000

Total debt	32,552,400	38,541,100
Less: Unamortized debt discount	(252,800)	(432,800)

	32,299,600	38,108,300
Less: Current portion of debt	(1,764,800)	(1,472,900)

	$30,534,800	$36,635,400

20

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Scheduled annual maturities of debt, including the current portion, as of December 31, 2013 is as follows:

Years ending December 31,	Amount
2014	$1,764,800
2015	9,781,800
2016	11,141,600
2017	9,864,200

Total debt	$32,552,400

Interest expense, including amortization of debt issuance costs and debt discounts was $3,406,800 and $3,429,400 for the years ended December 31, 2013 and 2012, respectively. Unamortized debt discount for the years ended December 31, 2013 and 2012 was $252,800 and $432,800, respectively.

7. Income Taxes

The provision for income taxes consists of the following:

Years ended December 31,	2013	2012
Current:
Federal	$1,571,200	$12,400
State	783,300	(69,400)

Total current	2,354,500	(57,000)

Deferred:
Federal	(584,000)	(377,400)
State	(1,541,800)	953,400

Total deferred	(2,125,800)	576,000

Total	$228,700	$519,000

21

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The major elements contributing to the difference between the federal statutory rate and the effective tax rate are as follows:

Years ended December 31,	2013	2012
Federal statutory rate	34.00%	34.00%
State and local income taxes - net of federal benefit	(30.61)	29.47
Nondeductible	(3.22)	0.00
Transaction fees	0.94	(39.88)
Change in state tax rate	(20.20)	(93.97)
Other	32.29	16.06

	13.20%	(54.32)%

As of December 31, 2013 and 2012, the tax effects of temporary differences that give rise to deferred income taxes are as follows:

	2013	2012
Current:
State income taxes	$(90,700)	$(123,400)
Bad debt reserve	259,000	279,800
Inventory reserve	546,200	281,400
Capitalized inventory costs	245,200	164,600
Vacation accrual	114,100	58,700
Bonus accrual	321,800	28,800
Other accruals and reserves	36,400	25,700

Total current	1,432,000	715,600

Long-term:
State income taxes	517,500	1,113,600
Intangible asset amortization	(8,316,600)	(11,683,300)
Property and equipment depreciation	(117,600)	(177,700)
Net operating loss carry forwards	261,800	1,591,300
Other-net	110,400	202,200

Total long-term	(7,544,500)	(8,953,900)

Total	$(6,112,500)	$(8,238,300)

As of December 31, 2013, the Company does not have any available net operating loss carry forwards for federal and for state purposes. For the year ended December 31, 2012, the Company had available net operating loss carry forwards for federal purposes of approximately $3,415,700 and for state purposes of approximately $445,000.

22

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company is not subject to examination by U.S. federal tax authorities tax years before 2010 and by state tax authorities for tax years before 2009. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the consolidated statements of operations. To the extent accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision in the period that such determination is made.

8. Related Party Transactions

At December 31, 2013 the Company held two promissory notes from minority stockholders that accrue interest at 5% per annum. The interest is added to the principal if unpaid. At December 31, 2013 and 2012, the notes had outstanding unpaid principal in the amount of $301,800 and $133,700, respectively, which is included as a reduction to stockholders’ equity in the accompanying consolidated balance sheets and statements of stockholders’ equity. Such amounts represent a portion of the purchase consideration for preferred stock of the Company. During 2012, the Company repurchased and retired 1,000 shares from a former minority stockholder, thereby extinguishing an outstanding promissory note of $80,000 and accrued interest of $3,000.

The Company leases its corporate office building from a stockholder. For each year ended December 31, 2013 and 2012, rental expense was $55,600 that was attributed to the stockholder and included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Under a management agreement, during the years ended December 31, 2013 and 2012 the Company incurred and paid $704,600 and $591,600, respectively, in monitoring fees and reimbursable expenses to ICV Partners, LLC, and the investment manager of the majority stockholder of the Company. Under this agreement, the Company shall incur and pay ICV Partners, LLC an annual monitoring fee equal to the greater of 5% of consolidated adjusted EBITDA as defined in the Purchase Agreement or $400,000, paid quarterly.

9. Commitments and Contingencies

Operating Leases

The Company leases its corporate office building under a non-cancelable and long-term operating lease from individuals, one of whom is a stockholder in the Company. The lease expires on January 21, 2016 with an option to renew the term of the lease for a subsequent five year period. The monthly base rent is $39,300 per month, of which 11.8% is attributable to a stockholder of the Company. SNY leases a warehouse building under a non-cancelable and long-term operating lease from a third party. The lease expires December 31, 2014 with an option to renew the term of the lease for an additional two year period. The monthly base rent is $15,750. The Company has various operating leases on certain operating equipment, which are in place through July 2017.

23

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2013, future minimum rental payments under these non-cancelable operating leases for the next five years are as follows:

Years ending December 31,	Amount
2014	$732,400
2015	505,900
2016	41,100
2017	1,000

Total	$1,280,400

Rent expense incurred and charged to operations was approximately $645,600 and $525,500 for each year ended December 31, 2013 and 2012 and is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Litigation

The Company is involved from time to time in certain legal actions and claims arising in the ordinary course of business. Management believes that the outcome of such litigation and claims, should they arise in the future, is not likely to have a material effect on the Company’s consolidated financial position or results of operations.

In February 2012, the Company and SNY were named in several lawsuits pending in the State of California and Orange County Superior Court concerning personal injuries allegedly suffered by users of Hydroxycut brand products (“Hydroxycut Lawsuit”). In January 2013, a master settlement agreement (the “MSA”) was reached in its entirety between the defendants and all claimants in the Hydroxycut Lawsuit. The Company’s and SNY’s damages were $30,000 and $45,000, respectively which were paid by the Company’s insurance carrier less deductibles. The MSA is contingent upon the completion of a master release and the execution of the individual releases is still under review.

In December 2013, the Company received separate pre-litigation claims from two of its customers for damages allegedly sustained from a contaminated enzyme supplied by the Company. The Company purchased the enzyme from a third party manufacturer who purchased the product from the enzyme supplier. The customers’ claims request reimbursement for alleged damages sustained. Management is evaluating the basis for the claims and as of the date of these financial statements has not received requested evidence to establish the basis for the alleged damages. Accordingly, management cannot reasonably estimate any loss related to these claims. The Company’s insurers are participating in the claim investigation process and should there be any loss to the Company, management will pursue recovery from its insurers and indemnification separately from the enzyme third party manufacturer and supplier. No accrual for loss has been recorded in connection with these claims as of December 31, 2013.

24

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which they may be required to make payments in relation to certain transactions. These indemnities include (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and (ii) certain agreements with the Company’s officers under which the Company may be required to indemnify officers for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and in certain cases is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

10. Employee Benefit Plan

The Company sponsors a profit-sharing plan (the “401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers all employees who were employed on the effective date of the 401(k) Plan and subsequent eligible employees. The Company can make discretionary contributions to the 401(k) Plan. Under the 401(k) Plan, participating employees may defer a percentage of their pretax salary, but not more than the statutory limits. The Company matches 50% of participating employee’s elective deferral, up to a maximum contribution of 2.5% of their compensation. Maximum compensation for plan purposes for 2013 and 2012 was $255,000 and $250,000, respectively. The Company’s matching contributions to the 401(k) Plan were approximately $69,500 and $70,100 for the years ended December 31, 2013 and 2012, respectively, which is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

SNY sponsors a safe harbor profit-sharing plan (the “safe harbor 401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The safe harbor 401(k) Plan covers all employees who were employed on the effective date of the safe harbor 401(k) Plan and employees hired subsequent to the effective date. SNY makes contributions equal to the sum of 100% of the amount of the participating employee’s elective deferrals that do not exceed 3% of their compensation, plus 50% of the amount of their elective deferrals that exceed 3% up to a maximum of 5% of their compensation. This contribution is 100% vested. SNY’s matching contribution to the safe harbor Plan for the year ended December 31, 2013 and for the period from May 21, 2012 through December 31, 2012 was approximately $67,000 and $42,500, respectively, which is included in cost of goods sold, selling, general and administrative expenses in the accompanying consolidated statements of operations.

11. Stockholders’ Equity

During the year ended December 31, 2013, the Company’s Board of Directors authorized and approved the issuance of 3,631 shares of the Company’s Series A preferred stock for approximately $121 per share resulting in gross proceeds of $440,800.

25

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

On May 17, 2012, the Company’s Board of Directors authorized and approved a reverse stock split of the Company’s Series A preferred stock and common stock. The Company’s Series A preferred stock was reclassified by increasing the purchase price from $1 per share to $100 per share and the number of authorized shares was decreased from 25,000,000 to 320,920 shares, in order to affect the reverse stock split with no change in the par value of those shares. The number of authorized shares of common stock was also decreased from 30,000,000 shares to 49,977 shares with no change in the par value of those shares.

The Company has authorized 49,977 shares of common stock, at $0.001 par value per share, and 320,920 shares of Series A convertible preferred stock, at $0.001 par value per share. As of December 31, 2013 and 2012, the Company had 296,880 and 293,249 shares, respectively, of Series A convertible preferred stock issued and outstanding, and no shares of common stock.

The Series A convertible preferred stock has a cumulative dividend at an annual rate of 12% of the issuance price that compounds annually from the date of issuance. In a discretionary distribution or liquidity event, the Series A convertible preferred stockholders would have first priority to proceeds up to the issuance price plus accrued but unpaid dividends prior to any amounts paid to holders of common stock or any other class of capital stock, should they be issued at a future date. Shares of Series A convertible preferred stock are convertible into shares of common stock at a price equal to the purchase price plus accrued but unpaid dividends by the purchase price. The conversion price is subject to certain anti-dilution adjustments.

No dividends were declared for the year ended December 31, 2013. During the year ended December 31, 2012, a dividend of $509,400 was declared and paid to the Series A shareholders. Cumulative accrued but undeclared dividends on Series A convertible preferred stock was $9,641,400 and $5,439,700 as of December 31, 2013 and 2012, respectively.

12. Subsequent Events

In March 2014, the Board of Directors approved the SPH Holdings, Inc. 2014 Stock Incentive Plan (the “Plan”). The Board authorized the issuance of an option to purchase 29,688 shares of common stock under the Plan. The options vest over different periods ranging from one to four years from grant date.

The Company evaluated subsequent events in accordance with ASC 855, Subsequent Events. The Company evaluated subsequent events through April 30, 2014, the date which these financial statements were available to be issued.

26

SPH Holdings, Inc. and Subsidiaries
Consolidated Financial Statements As of and for Years Ended December 31, 2014 and 2013

SPH Holdings, Inc. and Subsidiaries

Consolidated Financial Statements

As of and for the Years Ended

December 31, 2014 and 2013

SPH Holdings, Inc. and Subsidiaries

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2014 and 2013	6

Consolidated Statements of Operations or the Years Ended December 31, 2014 and 2013	7

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2014 and 2013	8

Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013	9-10

Notes to Consolidated Financial Statements	11-26

Independent Auditor’s Report

Board of Directors

SPH Holdings, Inc. and Subsidiaries

Fullerton, California

We have audited the accompanying consolidated financial statements of SPH Holdings, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPH Holdings, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for goodwill in the consolidated financial statements for the years ended December 31, 2014 and 2013 due to unwinding the effects of the adoption of Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council as the Company meets the definition of a public business entity. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Los Angeles, California

April 30, 2015, except for the “Goodwill” paragraph in Note 2, which is as of March 3, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Consolidated Financial Statements

SPH Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,	2014	2013
Assets
Current assets
Cash and cash equivalents	$1,161,400	$850,900
Accounts receivable, net of allowance of $658,900 and $596,500, respectively	13,742,800	14,200,200
Inventories	12,608,500	11,987,800
Prepaid expenses	1,215,400	539,300
Deferred tax assets	1,564,100	1,432,000

Total current assets	30,292,200	29,010,200
Property and equipment, net	9,763,500	6,153,100
Debt issuance costs, net	93,400	147,100
Intangible assets, net	13,975,300	19,204,400
Goodwill	22,561,800	22,561,800

Total assets	$76,686,200	$77,076,600

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,716,800	$8,285,700
Current portion of debt	310,000	1,764,800
Current portion of capital lease obligation	9,900	—
Other accrued expenses	1,549,400	1,714,000
Interest payable	400	600
Income taxes payable	433,200	327,000

Total current liabilities	11,019,700	12,092,100
Long-term liabilities
Debt, net of current portion and discount	32,414,000	30,534,800
Capital lease obligation, net of current portion	83,500	—
Deferred tax liability	5,676,100	7,544,500

Total long-term liabilities	38,173,600	38,079,300

Total liabilities	49,193,300	50,171,400

Commitments and Contingencies (see Note 9)
Stockholders’ equity
Series A convertible preferred stock, 296,880 and 296,880 shares issued and outstanding, respectively	29,762,800	29,762,800
Stockholder notes receivable	(315,900)	(301,800)
Accumulated deficit	(1,954,000)	(2,555,800)

Total stockholders’ equity	27,492,900	26,905,200

Total liabilities and stockholders’ equity	$76,686,200	$77,076,600

See accompanying notes to consolidated financial statements.

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

Years ended December 31,	2014	2013
Revenues, net	$101,458,700	$101,961,200
Cost of sales	79,440,600	79,016,300

Gross profit	22,018,100	22,944,900

Selling, general and administrative expenses	12,041,000	11,600,300
Amortization of intangibles	5,229,100	5,449,200

Total operating expenses	17,270,100	17,049,500

Income from operations	4,748,000	5,895,400
Interest expense	(3,125,300)	(3,396,100)
Other expense	(797,800)	(769,800)

Income before provision for income taxes	824,900	1,729,500
Provision for income taxes	(223,100)	(228,700)

Net income	$601,800	$1,500,800

See accompanying notes to consolidated financial statements.

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Preferred Stock Series A		Stockholder Notes Receivable	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2012	293,249	$29,322,000	$(133,700)	$(4,056,600)	$25,131,700
Issuance of preferred stock	3,631	440,800	—	—	440,800
Issuance of stockholder note receivable	—	—	(157,800)	—	(157,800)
Stockholder notes accrued interest	—	—	(10,300)	—	(10,300)
Net income	—	—	—	1,500,800	1,500,800

Balance, December 31, 2013	296,880	29,762,800	(301,800)	(2,555,800)	26,905,200
Stockholder notes accrued interest	—	—	(14,100)	—	(14,100)
Net income	—	—	—	601,800	601,800

Balance, December 31, 2014	296,880	$29,762,800	$(315,900)	$(1,954,000)	$27,492,900

See accompanying notes to consolidated financial statements.

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31,	2014	2013
Cash flows from operating activities
Net income	$601,800	$1,500,800
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	632,500	473,400
Amortization of intangible assets	5,229,100	5,449,200
Amortization of debt issuance and debt discount costs	153,100	261,900
Shareholder accrued interest	(14,100)	(10,300)
Loss on sale of equipment	—	153,800
Bad debt expense	93,800	35,200
Deferred income taxes, net	(2,000,500)	(2,125,800)
Changes in operating assets and liabilities:
Accounts receivable	363,600	(2,856,400)
Inventories	(620,700)	1,800,900
Prepaid expenses	(676,100)	(149,100)
Income taxes payable/receivable	106,200	534,000
Accounts payable	431,100	2,519,900
Other accrued expenses	(62,600)	128,000
Interest payable	(200)	(300)

Net cash provided by operating activities	4,237,000	7,715,200

Cash flows from investing activities
Purchases of property and equipment	(4,242,900)	(1,736,900)

Net cash used in investing activities	(4,242,900)	(1,736,900)

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years ended December 31,	2014	2013
Cash flows from financing activities
Proceeds from debt	400,800	—
Repayment of debt	—	(5,988,700)
Principal payments on capital lease obligation	(8,600)	—
Payment of debt issuance and debt discount costs	(75,800)	—
Proceeds from issuance of preferred stock	—	283,000

Net cash provided by (used in) financing activities	316,400	(5,705,700)

Net increase in cash and cash equivalents	310,500	272,600
Cash and cash equivalents, beginning of year	850,900	578,300

Cash and cash equivalents, end of year	$1,161,400	$850,900

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$2,972,200	$3,145,100
Income taxes	2,128,600	1,823,400

Supplemental disclosures of noncash investing and financing activities
Issuance of shareholder note	$—	$157,800
Property and equipment acquired under capital leases	102,000	—

See accompanying notes to consolidated financial statements.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. General Description

SPH Holdings, Inc. (“SPHHI”), which was incorporated on November 1, 2010 under the General Corporation Law of the State of Delaware, is the sole stockholder of Stauber Holdings, Inc. (“Holdings”), which is the sole stockholder of Stauber Performance Ingredients, Inc. dba Stauber California (“SCA”), which is the sole member of Stauber Performance Ingredients, LLC (“SPILLC”) (together, the “Company”). SCA is the only active operating company; SPHHI and Holdings are passive holding companies that may generate interest income or transaction costs. SPHHI is a holding company which monitors the operating company and may engage in strategic acquisitions for the Company. SCA distributes food ingredients, nutrients, and fine chemicals in bulk to processors and manufacturers in the food, nutritional supplement, and pharmaceutical industries.

On May 21, 2012, SPHHI acquired all of the outstanding equity securities of Gadot USA, Inc. (“Gadot”), the parent and sole stockholder of Pharmline, Inc. dba Stauber New York (“SNY”), a value-added manufacturer and distributor of nutraceutical products located in Florida, New York. SNY was acquired to expand the Company’s geographic presence and manufacturing capabilities.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SPHHI, Holdings, SCA, SNY and SPILLC. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Reclassifications

Certain 2013 amounts have been reclassified to conform to the 2014 presentation.

Revenue Recognition

The Company recognizes revenue when products are shipped to customers and title has passed, the price is fixed and determinable, and collectability is reasonably assured.

Shipping and Handling

Amounts billed to customers for shipping and handling are recorded as revenue. Freight costs associated with shipping goods to customers are not included in cost of sales. Shipping and handling costs of $937,800 and $885,600 are included in selling, general, and administrative expenses for the years ended December 31, 2014 and 2013, respectively.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company maintains allowances for estimated credit losses, and historically such losses have been within management’s estimates.

In addition, the Company is subject to counterparty risk on certain cash and investments balances held at a financial institution. The Company places its cash with high credit quality financial institutions. The Company maintains bank accounts at financial institutions, which at times may exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has never experienced any losses related to these balances. Cash balances are insured up to $250,000 per depositor at each financial institution. At December 31, 2014, the Company’s cash balance exceeded the insured amount.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

Accounts Receivable and Allowance for Bad Debts

Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of the customers’ financial condition and generally does not require collateral. The allowance for bad debts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to trade receivables. The allowance for bad debts is based upon management’s continuous evaluation of the collectability of outstanding receivables.

Management’s evaluation takes into consideration such factors as past bad debt experience, economic conditions, and information about specific receivables. The allowance for bad debts is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the periods that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Inventories

Inventories consist substantially of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (see Note 3).

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions, improvements and capital leases are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The range of estimated useful lives is as follows:

Years
Buildings	15
Machinery and equipment	5 to 12
Transportation equipment	5
Computers	5
Furniture and fixtures	3 to 5

Leasehold improvements are depreciated over the lesser of the useful life or the remaining term of the lease. Construction in progress is not depreciated until the related asset is completed and placed in service (see Note 4).

Long-Lived Assets

The Company reviews long-lived assets, including intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of any such asset may not be fully recoverable. The determination of recoverability is based on an estimate of the undiscounted cash flows expected to result from the use of an asset and its eventual disposition. If the sum of the undiscounted cash flows, excluding interest, is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. No impairment charges were recorded during the years ended December 31, 2014 and 2013.

The range of estimated remaining useful lives for intangible assets is as follows:

Years
Supplier relationships	3 to 5
Customer relationships	10 to 15
Trademarks and trade names	7 to 10
Non-competition agreements	3

Goodwill

On January 1, 2013, the Company had adopted Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council (“ASU 2014-02”) related to the accounting for goodwill by private companies. However, these financial statements are being revised as the Company now meets the definition of a public business entity and is precluded from adopting ASU 2014-02.

The Company tests goodwill for impairment on an annual basis or upon the occurrence of a triggering event that indicates that the fair value of the Company may be below its carrying

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

amount. Upon occurrence of a triggering event the Company may first assess qualitative factors to determine whether further quantitative analysis is necessary. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company will perform a quantitative test to compare the Company’s estimated fair value to its book value. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If the book value of the Company exceeds estimated fair value, the difference is recorded as goodwill impairment.

No impairment charges were recorded during the years ended December 31, 2014 and 2013.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s significant estimates include allowances for doubtful accounts, reserve for inventory obsolescence, realizability of deferred tax assets and liabilities, useful lives for depreciation and amortization and assessing the need for impairment charges (intangible assets and goodwill). Actual results could differ materially from those estimates.

Income Taxes

The Company files tax returns for federal and state purposes at the SPHHI level. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

The Company follows the recognition and disclosure provisions under guidance contained in Accounting Standards Codification (“ASC”) 740. Under this guidance, tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured as the largest amount of tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. The Company does not have any material accrued interest or penalties associated with any unrecognized tax benefits. As of December 31, 2014 and 2013, the Company recorded $172,900 and $145,000, respectively, related to uncertain tax positions in connection with ASC 740.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following is a roll-forward of the Company’s total unrecognized tax liabilities for the year ended December 31, 2014:

Gross Unrecognized Tax Liabilities
Balance at December 31, 2013	$145,000
Additions for tax positions related to the current year	27,900

Balance at December 31, 2014	$172,900

Debt Issuance Costs and Debt Discount

Financing costs were incurred in connection with the issuance and amendment of the Company’s financing arrangements (see Note 6). These costs have been capitalized and are reflected as debt issuance costs on the balance sheet or as a discount to the related debt, depending upon whether the financing costs have been paid to lenders or third parties. Debt issuance costs and the debt discount are being amortized using the effective interest rate method over the term of the loans and are included as a component of interest expense on the accompanying consolidated statements of operations. Amortization expense related to debt issuance and debt discount costs were $53,700 and $99,400, respectively, for the year ended December 31, 2014. Amortization expense related to debt issuance and debt discount costs were $81,900 and $180,000, respectively, for the year ended December 31, 2013.

Fair Value

The Company’s financial instruments are primarily composed of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses and debt. The fair value of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses closely approximate their carrying value due to their short maturities. The fair value of debt closely approximates its carrying value because the terms of the debt approximate terms available in the market for debt of a similar credit risk profile for a similar duration. The fair value of related party transactions is not determinable due to the nature of these transactions.

3. Inventory

Inventory as of December 31, 2014 and 2013, consisted of the following:

	2014	2013
Raw materials	$11,939,400	$11,133,800
Work in process	61,300	219,800
Finished goods	1,818,700	1,892,500

	13,819,400	13,246,100
Reserve for obsolescence	(1,210,900)	(1,258,300)

Total	$12,608,500	$11,987,800

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4. Property and Equipment

Property and equipment as of December 31, 2014 and 2013, consisted of the following:

	2014	2013
Land	$550,000	$550,000
Building and improvements	4,199,600	2,089,200
Machinery and equipment	4,637,100	2,524,800
Computers and equipment	1,353,500	1,008,700
Furniture and fixtures	133,900	132,400
Transportation equipment	81,400	75,700
Construction in progress	403,500	735,600

	11,359,000	7,116,400
Accumulated depreciation	(1,595,500)	(963,300)

	$9,763,500	$6,153,100

For the years ended December 31, 2014 and 2013, the Company recorded $632,500 and $473,400, respectively, in depreciation expense, which is included in cost of sales and selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Included within the property and equipment balance are assets under capital leases with a cost of $102,000 with associated depreciation expense of $9,600 as of December 31, 2014.

5. Intangible Assets

Intangible assets as of December 31, 2014, consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(11,564,900)	$555,100
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(3,675,600)	8,934,400
Trademarks/trade names	7,300,000	(2,814,200)	4,485,800
Non-competition agreement	700,000	(700,000)	—

	$33,040,000	$(19,064,700)	$13,975,300

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Intangible assets as of December 31, 2013, consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(8,259,100)	$3,860,900
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(2,624,100)	9,985,900
Trademarks/trade names	7,300,000	(1,955,600)	5,344,400
Non-competition agreement	700,000	(686,800)	13,200

	$33,040,000	$(13,835,600)	$19,204,400

Intangible assets are amortized over estimated useful lives ranging from less than one year to fifteen years, with no residual values. Consolidated amortization expense during the years ended December 31, 2014 and 2013 pertaining to long-lived intangible assets was $5,229,100 and $5,449,200, respectively.

As of December 31, 2014, the estimated aggregate amortization expense for the next five years is as follows:

Years ending December 31,	Amount
2015	$2,465,100
2016	1,910,000
2017	1,910,000
2018	1,910,000
2019	1,648,600
Thereafter	4,131,600

$13,975,300

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Changes in the carrying values of intangible assets are outlined in the table below:

Amount
Balance, December 31, 2012	$24,653,600
Amortization	(5,449,200)

Balance, December 31, 2013	19,204,400
Amortization	(5,229,100)

Balance, December 31, 2014	$13,975,300

6. Debt

Senior Term Loan

Previously, the Company had a senior secured term loan agreement (the “Loan Agreement”) collateralized by substantially all of the Company’s assets. The Loan Agreement provided for a senior secured long term loan in the aggregate principal amount of $25,700,000. The Loan Agreement required the Company to make scheduled payments of interest and principal and allowed prepayment of principal under specific conditions. Interest accrued at the greater of LIBOR plus 7.5% or 10.5%. During the years ended December 31, 2014 and 2013, the Company made advance payments of $0 and $5,000,000, respectively, in addition to its obligatory principal and interest payments.

In 2012, the Loan Agreement was amended (the “Amendment”) and the Company borrowed an additional principal amount of $10,500,000. The Amendment required the Company to make scheduled payments of interest and principal and allowed prepayment of principal under specific conditions. Interest accrued at the greater of Libor plus 7.5% or 10.5%.

In November 2014, the Company entered into an Amended and Restated Senior Secured Loan Agreement (the “Restated Agreement”) which converted the existing outstanding balances of the Loan Agreement and Amendment into two equal loans, (“Term A Loan” and “Term B Loan”), each in the amounts of $11,165,600, secured by substantially all of the Company’s assets. The Restated Agreement requires the Company to make scheduled payments of interest and principal and allows prepayment of principal under specific conditions. Term A Loan carries an interest rate of 7.5% and Term B Loan carries an interest rate of 10.5% with a maturity date of November 24, 2019. As of December 31, 2014 and 2013, the principal balances on the Term A and Term B loans were $22,275,300 and $23,557,500, respectively.

Revolving Credit Facility

The Company’s revolving credit facility (the “Credit Agreement”) was amended and restated on May 21, 2012 to provide for revolving borrowings up to $20,000,000 with a priority interest on the Company’s accounts receivable and inventory.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In November 2014, the Company entered into the fourth amendment to the Credit Agreement (the “Fourth Amendment”) which extended the maturity date to July 23, 2017. The Fourth Amendment provides for revolving borrowings up to $20,000,000 with a priority interest on the Company’s accounts receivable and inventory. The credit facility carries a variable interest rate based on LIBOR plus a defined margin and a commitment fee of 0.25% on any unused balance. As of December 31, 2014 and 2013, $9,173,000 and $7,403,900, respectively, was outstanding on the revolving credit facility with interest rates ranging from 2.66% to 3.25% per annum.

Real Estate Loan

On July 20, 2012, the Company entered into a real estate loan agreement (the “Real Estate Loan Agreement”) with a senior lender. The real estate loan provides for a term loan in the aggregate principal amount of $1,720,000, with principal payments of $7,167 due each calendar month end commencing on July 31, 2012 with a maturity date of July 20, 2017. The interest rate is computed over 360 days at the one-month LIBOR plus a 2.5% margin. At December 31, 2014 and 2013, $1,505,000 and $1,591,000, respectively, was outstanding on the real estate loan and the interest rate was 2.67% and 2.77%, respectively.

The terms of the Loan and Credit Agreements require the Company to maintain a certain fixed-charge coverage ratio and minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Loan Agreement also contains certain restrictive covenants, including limitations on additional debt; acquisition by the Company of the stock of, or merger with other corporations; dividend payments; and asset sales. The Company was in compliance with all such covenants and ratios as of December 31, 2014 and 2013.

Debt as of December 31, 2014 and 2013, consists of the following:

	2014	2013
Senior term loan	$22,275,300	$23,557,500
Revolving credit facility	9,173,000	7,403,900
Real estate loan	1,505,000	1,591,000

Total debt	32,953,300	32,552,400
Less: Unamortized debt discount	(229,300)	(252,800)

	32,724,000	32,299,600
Less: Current portion of debt	(310,000)	(1,764,800)

	$32,414,000	$30,534,800

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Scheduled annual maturities of debt, including the current portion, as of December 31, 2014 is as follows:

Years ending December 31,	Amount
2015	$310,000
2016	310,000
2017	10,730,000
2018	224,000
2019	21,379,300

Total debt	$32,953,300

Interest expense, including amortization of debt issuance costs and debt discounts was $3,125,300 and $3,396,100 for the years ended December 31, 2014 and 2013, respectively.

7. Income Taxes

The provision for income taxes consists of the following:

Years ended December 31,	2014	2013
Current:
Federal	$2,051,900	$1,571,200
State	171,700	783,300

Total current	2,223,600	2,354,500

Deferred:
Federal	(1,716,600)	(584,000)
State	(283,900)	(1,541,800)

Total deferred	(2,000,500)	(2,125,800)

Total	$223,100	$228,700

The remainder of this page intentionally left blank.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The major elements contributing to the difference between the federal statutory rate and the effective tax rate are as follows:

Years ended December 31,	2014	2013
Federal statutory rate	34.00%	34.00%
State and local income taxes - net of federal benefit	(13.49)	(30.61)
Nondeductible expenses	2.03	(3.22)
Transaction fees	0.32	0.94
Change in state tax rate	—	(20.20)
Other	4.49	32.29

	26.71%	13.20%

As of December 31, 2014 and 2013, the tax effects of temporary differences that give rise to deferred income taxes are as follows:

	2014	2013
Current:
State income taxes	$142,500	$(90,700)
Bad debt reserve	286,000	259,000
Inventory reserve	525,700	546,200
Capitalized inventory costs	235,600	245,200
Vacation accrual	105,000	114,100
Bonus accrual	177,300	321,800
Other accruals and reserves	92,000	36,400

Total current	1,564,100	1,432,000

Long-term:
State income taxes	404,200	517,500
Intangible asset amortization	(6,085,900)	(8,316,600)
Property and equipment depreciation	(152,200)	(117,600)
Net operating loss carry forwards	112,200	261,800
Other	45,600	110,400

Total long-term	(5,676,100)	(7,544,500)

Total	$(4,112,000)	$(6,112,500)

For the year ended December 31, 2014, the Company had available net operating loss carry forwards for federal purposes of approximately $0 and for state purposes of approximately $1,270,000. For the year ended December 31, 2013, the Company had available net operating loss carry forwards for federal purposes of approximately $0 and for state purposes of approximately $2,900,000.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company is not subject to examination by U.S. federal tax authorities tax years before 2011 and by state tax authorities for tax years before 2010. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the consolidated statements of operations. To the extent accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision in the period that such determination is made.

8. Related Party Transactions

At December 31, 2014, the Company held two promissory notes from minority stockholders that accrue interest at 5% per annum. The interest is added to the principal if unpaid. At December 31, 2014 and 2013, the combined notes had outstanding unpaid principal in the amount of $315,900 and $301,800, respectively, and are presented as a reduction to stockholders’ equity in the accompanying consolidated balance sheets and statements of stockholders’ equity. Such amounts represent a portion of the purchase consideration for preferred stock of the Company.

The Company leases its corporate office building from a stockholder. For the years ended December 31, 2014 and 2013, rental expense was $55,600 that was attributed to the stockholder and included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Under a management agreement, during the years ended December 31, 2014 and 2013 the Company incurred and paid $696,800 and $704,600, respectively, in monitoring fees and reimbursable expenses to ICV Partners, LLC, and the investment manager of the majority stockholder of the Company. Under this agreement, the Company shall incur and pay ICV Partners, LLC an annual monitoring fee equal to the greater of 5% of consolidated adjusted EBITDA as defined in the related purchase agreement or $400,000, paid quarterly.

9. Commitments and Contingencies

Operating Leases

The Company leases its corporate office building under a non-cancelable and long-term operating lease from individuals, one of whom is a stockholder in the Company. The lease expires on January 21, 2016 with an option to renew the term of the lease for a subsequent five year period. The monthly base rent is $39,300 per month, of which 11.8% is attributable to a stockholder of the Company. SNY leases a warehouse building under a non-cancelable and long-term operating lease from a third party. The lease expires December 31, 2016. The monthly base rent is $15,750. The Company has various operating leases on certain operating equipment, which are in place through July 2017.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2014, future minimum rental payments under non-cancelable operating leases are as follows:

Years ending December 31,	Amount
2015	$723,000
2016	258,500
2017	8,800

Total	$990,300

Rent expense incurred and charged to operations was approximately $656,600 and $645,600 for each year ended December 31, 2014 and 2013 and is included as $185,000 and $174,000 in cost of sales and $471,600 and $471,600 in selling, general, and administrative expenses for the years ended December 31, 2014 and 2013, respectively, in the accompanying consolidated statements of operations.

Capital Leases

The Company leases certain equipment under agreements that are classified as capital leases. Aggregate maturities required on capital lease obligations are as follows:

Years ending December 31,	Amount
2015	$22,700
2016	22,700
2017	22,700
2018	22,700
2019	13,200
Thereafter	—

Total minimum lease payments	104,000
Less: amounts representing interest	(10,600)

Capital lease obligation	93,400
Less current portion	(9,900)

Long-term capital lease obligation	$83,500

Litigation

The Company is involved from time to time in certain legal actions and claims arising in the ordinary course of business. Management believes that the outcome of such litigation and claims, should they arise in the future, is not likely to have a material effect on the Company’s consolidated financial position or results of operations.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In February 2012, the Company and SNY were named in several lawsuits pending in the State of California and Orange County Superior Court concerning personal injuries allegedly suffered by users of Hydroxycut brand products (“Hydroxycut Lawsuit”). In January 2013, a master settlement agreement (the “MSA”) was reached in its entirety between the defendants and all claimants in the Hydroxycut Lawsuit. The Company’s and SNY’s damages were $30,000 and $45,000, respectively, which were paid by the Company’s insurance carrier less deductibles. The MSA is contingent upon the completion of a master release and the execution of the individual releases is still under review.

In December 2013, the Company received a pre-litigation claim from one of its customers for damages allegedly sustained from a contaminated enzyme supplied by the Company. The Company purchased the enzyme from a third party manufacturer who purchased the product from the enzyme supplier. The customer’s claim requests reimbursement for alleged damages sustained. Management has evaluated the claim made and determined that the range of potential loss to the Company is less than the amount of insurance coverage available to the Company, inclusive of associated legal expense to be reimbursed by the insurance carrier. As such, no accrual for loss has been recorded in connection with this claim as of December 31, 2014.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which they may be required to make payments in relation to certain transactions. These indemnities include (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and (ii) certain agreements with the Company’s officers under which the Company may be required to indemnify officers for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and in certain cases is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

10. Employee Benefit Plan

The Company sponsors a profit-sharing plan (the “401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers all employees who were employed on the effective date of the 401(k) Plan and subsequent eligible employees. The Company can make discretionary contributions to the 401(k) Plan. Under the 401(k) Plan, participating employees may defer a percentage of their pretax salary, but not more than the statutory limits. The Company matches 50% of participating employee’s elective deferral, up to a maximum contribution of 2.5% of their compensation. Maximum compensation for plan purposes for 2014 and 2013 was $260,000 and $255,000, respectively. The Company’s matching contributions to the 401(k) Plan were approximately $73,100 and $69,500 for the years ended December 31, 2014 and 2013, respectively, which is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

SNY sponsors a safe harbor profit-sharing plan (the “safe harbor 401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The safe harbor 401(k) Plan covers all employees who were employed on the effective date of the safe harbor 401(k) Plan and employees hired subsequent to the effective date. SNY makes contributions equal to the sum of 100% of the amount of the participating employee’s elective deferrals that do not exceed 3% of their compensation, plus 50% of the amount of their elective deferrals that exceed 3% up to a maximum of 5% of their compensation. This contribution is 100% vested. SNY’s matching contribution to the safe harbor Plan for the years ended December 31, 2014 and 2013 was approximately $75,500 and $67,000, respectively, which is included in cost of goods sold, selling, general and administrative expenses in the accompanying consolidated statements of operations.

11. Stockholders’ Equity

During the year ended December 31, 2013, the Company’s Board of Directors authorized and approved the issuance of 3,631 shares of the Company’s Series A preferred stock for approximately $121 per share resulting in gross proceeds of $440,800.

The Company has authorized 49,977 shares of common stock, at $0.001 par value per share, and 320,920 shares of Series A convertible preferred stock, at $0.001 par value per share. As of December 31, 2014 and 2013, the Company had 296,880 shares, of Series A convertible preferred stock issued and outstanding, and no shares of common stock.

The Series A convertible preferred stock has a cumulative dividend at an annual rate of 12% of the issuance price that compounds annually from the date of issuance. In a discretionary distribution or liquidity event, the Series A convertible preferred stockholders would have first priority to proceeds up to the issuance price plus accrued but unpaid dividends prior to any amounts paid to holders of common stock or any other class of capital stock, should they be issued at a future date. Shares of Series A convertible preferred stock are convertible into shares of common stock at a price equal to the purchase price plus accrued but unpaid dividends by the purchase price. The conversion price is subject to certain anti-dilution adjustments.

No dividends were declared for the year ended December 31, 2014 and 2013. Cumulative accrued but undeclared dividends on Series A convertible preferred stock was $14,369,900 and $9,641,400 as of December 31, 2014 and 2013, respectively.

Stock Based Compensation

In March 2014, the Board of Directors approved the SPH Holdings, Inc. 2014 Stock Incentive Plan (the “Plan”) and authorized the issuance of options to purchase 29,688 shares of common stock under the Plan and granted options to purchase 23,454 shares of common stock to employees.

The Company estimates the fair value of the options awards as of the grant date and recognizes the related expense over the requisite service period. The option awards vest over periods ranging from one to four years from the grant date.

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company used the Black-Scholes option-pricing model to determine the fair value of the option awards on the date of grant using the following assumptions for the year ended December 31, 2014:

Stock price	$24.32
Exercise price	$117.13
Expected volatility	40%
Risk-free interest rate	1.32%
Expected life (in years)	1-4

Fair value of these option awards on the date of grant was determined to be de minimis and as such, no compensation expense was recorded in the consolidated financial statements for the year ended December 31, 2014.

As of December 31, 2014, there were options to purchase 23,454 shares of common stock with a weighted average strike price of $117.13 and a weighted average life of 2 years.

12. Subsequent Events

The Company evaluated subsequent events in accordance with ASC 855, Subsequent Events. The Company evaluated subsequent events through April 30, 2015, the date which these financial statements were available to be issued.

SPH Holdings, Inc. and Subsidiaries
Consolidated Financial Statements (Unaudited) As of September 30, 2015 and 2014 and for the Nine Month Periods Ended September 30, 2015 and 2014.

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of

BDO International Limited, a UK company limited by guarantee.

SPH Holdings, Inc. and Subsidiaries

Consolidated Financial Statements (Unaudited)

As of September 30, 2015 and 2014 and for the

Nine Month Periods Ended September 30, 2015 and 2014

SPH Holdings, Inc. and Subsidiaries

Contents

Consolidated Financial Statements (Unaudited)

Consolidated Balance Sheets as of September 30, 2015 and 2014 (Unaudited)	2

Consolidated Statements of Income for the Nine Month Periods Ended September 30, 2015 and 2014 (Unaudited)	3

Consolidated Statements of Cash Flows for the Nine Month Periods Ended September 30, 2015 and 2014 (Unaudited)	4

Notes to Consolidated Financial Statements (Unaudited)	5-17

Consolidated Financial Statements (Unaudited)

SPH Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

September 30,	2015	2014
Assets
Current assets
Cash and cash equivalents	$867,100	$874,500
Accounts receivable, net of allowance of $545,500 and $367,800, respectively	15,216,800	13,760,800
Inventories, net	10,981,900	11,553,200
Prepaid expenses	865,700	652,900
Income tax receivable	—	1,478,800
Deferred tax assets	1,564,100	787,500

Total current assets	29,495,600	29,060,900
Property and equipment, net	11,067,000	9,049,800
Debt issuance costs, net	73,400	102,400
Intangible assets, net	12,018,900	15,282,600
Goodwill	22,561,800	22,561,800

Total assets	$75,216,700	$76,057,500

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,524,000	$7,105,600
Current portion of debt	280,800	2,217,300
Current portion of capital lease obligation	28,700	—
Other accrued expenses	1,946,900	1,247,600
Interest payable	1,900	1,000
Income taxes payable	267,700	—

Total current liabilities	10,050,000	10,571,500
Long-term liabilities
Debt, net of current portion and discount	27,279,300	30,437,400
Capital lease obligation, net of current portion	85,600	—
Deferred tax liability	5,676,100	7,544,500

Total long-term liabilities	33,041,000	37,981,900

Total liabilities	43,091,000	48,553,400

Commitments and Contingencies (see Note 9)
Stockholders’ equity
Series A convertible preferred stock 296,880 and 296,880 shares issued and outstanding, respectively	29,762,800	29,762,800
Stockholder notes receivable	(326,500)	(312,400)
Retained earnings (accumulated deficit)	2,689,400	(1,946,300)

Total stockholders’ equity	32,125,700	27,504,100

Total liabilities and stockholders’ equity	$75,216,700	$76,057,500

See accompanying notes to consolidated financial statements.

2

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Income (Unaudited)

Nine Month Periods Ended September 30,	2015	2014
Revenues, net	$92,213,500	$76,458,900
Cost of sales	71,644,900	59,609,900

Gross profit	20,568,600	16,849,000

Selling, general and administrative expenses	10,202,800	8,965,400
Amortization of intangibles	1,956,400	3,921,800

Total operating expenses	12,159,200	12,887,200

Income from operations	8,409,400	3,961,800
Interest expense	(1,730,100)	(2,260,400)
Other income (expense)	472,300	(588,400)

Income before provision for income taxes	7,151,600	1,113,000
Provision for income taxes	(2,508,200)	(503,500)

Net income	$4,643,400	$609,500

See accompanying notes to consolidated financial statements.

3

SPH Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Nine Month Periods Ended September 30,	2015	2014
Cash flows from operating activities
Net income	$4,643,400	$609,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	916,100	360,200
Amortization of intangible assets	1,956,400	3,921,800
Amortization of debt issuance and debt discount costs	57,700	125,200
Shareholder accrued interest	(10,600)	(10,600)
Bad debt expense recovery	(105,500)	(229,900)
Changes in operating assets and liabilities:
Accounts receivable	(1,368,500)	669,300
Inventories	1,626,600	434,600
Prepaid expenses	349,700	(113,600)
Income taxes payable/receivable	(165,500)	(1,114,500)
Accounts payable	(1,192,800)	(1,180,100)
Other accrued expenses	439,300	(466,400)
Interest payable	1,500	400

Net cash provided by operating activities	7,147,800	3,005,900

Cash flows from investing activities
Purchases of property and equipment	(2,219,600)	(3,256,900)

Net cash used in investing activities	(2,219,600)	(3,256,900)

Cash flows from financing activities
Proceeds from debt	—	1,565,400
Repayment of debt	(5,201,600)	(1,290,800)
Principal payments on capital lease obligation	(20,900)	—

Net cash (used in) provided by financing activities	(5,222,500)	274,600

Net (decrease) increase in cash and cash equivalents	(294,300)	23,400
Cash and cash equivalents, beginning of year	1,161,400	850,900

Cash and cash equivalents, end of year	$867,100	$874,500

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$1,666,800	$2,080,000
Income taxes	2,673,700	1,618,000

Supplemental disclosures of noncash investing and financing activities
Property and equipment acquired under capital leases	$41,400	$—

See accompanying notes to consolidated financial statements.

4

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

1. General Description

SPH Holdings, Inc. (“SPHHI”), which was incorporated on November 1, 2010 under the General Corporation Law of the State of Delaware, is the sole stockholder of Stauber Holdings, Inc. (“Holdings”), which is the sole stockholder of Stauber Performance Ingredients, Inc. dba Stauber California (“SCA”), which is the sole member of Stauber Performance Ingredients, LLC (“SPILLC”) (together, the “Company”). SCA is the only active operating company; SPHHI and Holdings are passive holding companies that may generate interest income or transaction costs. SPHHI is a holding company which monitors the operating company and may engage in strategic acquisitions for the Company. SCA distributes food ingredients, nutrients, and fine chemicals in bulk to processors and manufacturers in the food, nutritional supplement, and pharmaceutical industries.

On May 21, 2012, SPHHI acquired all of the outstanding equity securities of Gadot USA, Inc. (“Gadot”), the parent and sole stockholder of Pharmline, Inc. dba Stauber New York (“SNY”), a value-added manufacturer and distributor of nutraceutical products located in Florida, New York. SNY was acquired to expand the Company’s geographic presence and manufacturing capabilities.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SPHHI, Holdings, SCA, SNY and SPILLC. All intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2014. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Recently Issued Accounting Pronouncements

In February 2016, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of our pending adoption of the new standard on the consolidated financial statements.

5

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

In November 2015, FASB issued ASU 2015-17, Income Taxes (Topic 740). Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this ASU apply to all entities that present a classified statement of financial position. The new standard is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years with early adoption permitted. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

In July 2015, FASB issued ASU 2015-11, Inventory (Topic 330). Topic 330 currently requires an entity to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU limits the scope to inventory that is measured using first-in, first-out (FIFO) or average cost and requires inventory be measured at the lower of costs or net realizable value. The new standard is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This ASU requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. ASU 2015-03 is effective for financials statement issued for fiscal years beginning after December 15, 2015, with early adoption permitted. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

Revenue Recognition

The Company recognizes revenue when products are shipped to customers and title has passed, the price is fixed and determinable, and collectability is reasonably assured.

Shipping and Handling

Amounts billed to customers for shipping and handling are recorded as revenue. Freight costs associated with shipping goods to customers are not included in cost of sales. Shipping and handling costs of $839,300 and $746,000 are included in selling, general, and administrative expenses for the nine month periods ended September 30, 2015 and 2014, respectively.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company maintains allowances for estimated credit losses, and historically such losses have been within management’s estimates.

6

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

In addition, the Company is subject to counterparty risk on certain cash and investments balances held at a financial institution. The Company places its cash with high credit quality financial institutions. The Company maintains bank accounts at financial institutions, which at times may exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has never experienced any losses related to these balances. Cash balances are insured up to $250,000 per depositor at each financial institution. At September 30, 2015, the Company’s cash balance exceeded the insured amount.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

Accounts Receivable and Allowance for Bad Debts

Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of the customers’ financial condition and generally does not require collateral. The allowance for bad debts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to trade receivables. The allowance for bad debts is based upon management’s continuous evaluation of the collectability of outstanding receivables.

Management’s evaluation takes into consideration such factors as past bad debt experience, economic conditions, and information about specific receivables. The allowance for bad debts is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the years that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Inventories

Inventories consist substantially of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (see Note 3).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major additions, improvements and capital leases are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The range of estimated useful lives is as follows:

Years
Buildings	15
Machinery and equipment	5 to 12
Transportation equipment	5
Computers	5
Furniture and fixtures	3 to 5

7

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Leasehold improvements are depreciated over the lesser of the useful life or the remaining term of the lease. Construction in progress is not depreciated until the related asset is completed and placed in service (see Note 4).

Long-Lived Assets

The Company reviews long-lived assets, including intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of any such asset may not be fully recoverable. The determination of recoverability is based on an estimate of the undiscounted cash flows expected to result from the use of an asset and its eventual disposition. If the sum of the undiscounted cash flows, excluding interest, is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. No impairment charges were recorded during the nine month periods ended September 30, 2015 and 2014.

The range of estimated remaining useful lives for intangible assets is as follows:

Years
Supplier relationships	3 to 5
Customer relationships	10 to 15
Trademarks and trade names	7 to 10
Non-competition agreements	3

Goodwill

The Company tests goodwill for impairment on an annual basis or upon the occurrence of a triggering event that indicates that the fair value of the Company may be below its carrying amount. Upon occurrence of a triggering event the Company may first assess qualitative factors to determine whether further quantitative analysis is necessary. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company will perform a quantitative test to compare the Company’s estimated fair value to its book value. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If the book value of the Company exceeds estimated fair value, the difference is recorded as goodwill impairment.

No impairment charges were recorded during the nine month periods ended September 30, 2015 and 2014.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s significant estimates include allowances for doubtful accounts, reserve for inventory obsolescence, realizability of deferred tax assets and liabilities, useful lives for depreciation and amortization and assessing the need for impairment charges (intangible assets and goodwill). Actual results could differ materially from those estimates.

8

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Income Taxes

The Company files tax returns for federal and state purposes at the SPHHI level. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

The Company follows the recognition and disclosure provisions under guidance contained in Accounting Standards Codification (“ASC”) 740, Income Taxes. Under this guidance, tax positions are evaluated for recognition using a more-likely-than-not threshold, and those tax positions requiring recognition are measured as the largest amount of tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. The Company does not have any material accrued interest or penalties associated with any unrecognized tax benefits. As of September 30, 2015 and 2014, the Company recorded $145,000 and $145,000, respectively, related to uncertain tax positions in connection with ASC 740.

Debt Issuance Costs and Debt Discount

Financing costs were incurred in connection with the issuance and amendment of the Company’s financing arrangements (see Note 6). These costs have been capitalized and are reflected as debt issuance costs on the balance sheet or as a discount to the related debt, depending upon whether the financing costs have been paid to lenders or third parties. Debt issuance costs and the debt discount are being amortized using the effective interest rate method over the term of the loans and are included as a component of interest expense on the accompanying consolidated statements of income. Amortization expense related to debt issuance and debt discount costs were $25,900 and $31,800, respectively, for the nine month period ended September 30, 2015. Amortization expense related to debt issuance and debt discount costs were $44,700 and $80,500, respectively, for the nine month period ended September 30, 2014.

Fair Value

The Company’s financial instruments are primarily composed of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses and debt. The fair value of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses closely approximate their carrying value due to their short maturities. The fair value of debt closely approximates its carrying value because the terms of the debt approximate terms available in the market for debt of a similar credit risk profile for a similar duration. The fair value of related party transactions is not determinable due to the nature of these transactions.

9

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

3. Inventory

Inventory as of September 30, 2015 and 2014, consisted of the following:

	2015	2014
Raw materials	$7,977,000	$7,900,400
Spare parts	6,300	—
Work in process	142,300	68,100
Finished goods	3,979,600	4,621,000

	12,105,200	12,589,500
Reserve for obsolescence	(1,123,300)	(1,036,300)

Total	$10,981,900	$11,553,200

4. Property and Equipment

Property and equipment as of September 30, 2015 and 2014 consisted of the following:

	2015	2014
Land	$550,000	$550,000
Building and improvements	5,813,100	2,118,500
Machinery and equipment	5,401,000	3,287,200
Computers and equipment	1,362,000	1,305,000
Furniture and fixtures	136,200	133,900
Transportation equipment	78,900	81,400
Construction in progress	213,900	2,897,200

	13,555,100	10,373,200
Accumulated depreciation	(2,488,100)	(1,323,400)

	$11,067,000	$9,049,800

For the nine month periods ended September 30, 2015 and 2014, the Company recorded $916,100 and $360,200, respectively, in depreciation expense, which is included in cost of sales and selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Included within the property and equipment balance are assets under capital leases with a cost of $143,400 and $0 as of September 30, 2015 and 2014 with associated depreciation expense of $25,700 and $0, respectively.

10

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

5. Intangible Assets

Intangible assets as of September 30, 2015, consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(12,088,800)	$31,200
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(4,464,200)	8,145,800
Trademarks/trade names	7,300,000	(3,458,100)	3,841,900
Non-competition agreement	700,000	(700,000)	—

	$33,040,000	$(21,021,100)	$12,018,900

Intangible assets as of September 30, 2014, consisted of the following:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Supplier relationships	$12,120,000	$(10,738,700)	$1,381,300
Backlog	310,000	(310,000)	—
Customer relationships	12,610,000	(3,409,100)	9,200,900
Trademarks/trade names	7,300,000	(2,599,600)	4,700,400
Non-competition agreement	700,000	(700,000)	—

	$33,040,000	$(17,757,400)	$15,282,600

Intangible assets are amortized over estimated useful lives ranging from less than one year to fifteen years, with no residual values. Consolidated amortization expense for the nine month periods ended September 30, 2015 and 2014 was $1,956,400 and $3,921,800, respectively.

Changes in the carrying values of intangible assets are outlined in the table below:

Intangible Assets
Balance, January 1, 2015	$13,975,300
Amortization	(1,956,400)

Balance, September 30, 2015	$12,018,900

Balance, January 1, 2014	$19,204,400
Amortization	(3,921,800)

Balance, September 30, 2014	$15,282,600

11

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

6. Debt

Senior Term Loan

The Company had a senior secured term loan agreement (the “Loan Agreement”) collateralized by substantially all of the Company’s assets. The Loan Agreement provided for a senior secured long term loan in the aggregate principal amount of $36,200,000. The Loan Agreement required the Company to make scheduled payments of interest and principal and allowed prepayment of principal under specific conditions. Interest accrued at the greater of LIBOR plus 7.5% or 10.5%.

In November 2014, the Company entered into an Amended and Restated Senior Secured Loan Agreement (the “Restated Agreement”) which converted the existing outstanding balances of the Loan Agreement and Amendment into two equal loans, (“Term A Loan” and “Term B Loan”), each in the amounts of $11,165,600, secured by substantially all of the Company’s assets. The Restated Agreement requires the Company to make scheduled payments of interest and principal and allows prepayment of principal under specific conditions. Term A Loan carries an interest rate of 7.5% and Term B Loan carries an interest rate of 10.5% with a maturity date of November 24, 2019. The Restated Agreement was accounted for as a debt modification.

As of September 30, 2015 and 2014, the principal balances on the Term A and Term B loans were $19,311,100 and $22,331,300, respectively. During the periods ended September 30, 2015 and 2014, the Company made advance payments of $2,500,000 and $0, respectively, in addition to its obligatory principal and interest payments.

Revolving Credit Facility

The Company’s revolving credit facility (the “Credit Agreement”) provides for revolving borrowings up to $20,000,000 with a priority interest on the Company’s accounts receivable and inventory.

In November 2014, the Company entered into the fourth amendment to the Credit Agreement (the “Fourth Amendment”) which extended the maturity date to July 23, 2017. The Fourth Amendment provides for revolving borrowings up to $20,000,000 with a priority interest on the Company’s accounts receivable and inventory. The credit facility carries a variable interest rate based on LIBOR plus a defined margin and a commitment fee of 0.25% on any unused balance. As of September 30, 2015 and 2014, $7,000,000 and $8,969,200, respectively, was outstanding on the revolving credit facility with interest rates ranging from 2.69% to 3.25% per annum.

Real Estate Loan

On July 20, 2012, the Company entered into a real estate loan agreement (the “Real Estate Loan Agreement”) with a senior lender. The real estate loan provides for a term loan in the aggregate principal amount of $1,720,000, with principal payments of $7,167 due each calendar month end commencing on July 31, 2012 with a maturity date of July 20, 2017. The interest rate is computed over 360 days at the one-month LIBOR plus a 2.5% margin. At September 30, 2015 and 2014, $1,440,500 and $1,526,500, respectively, was outstanding on the real estate loan and the interest rate was 2.70% and 2.67%, respectively.

12

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

The terms of the Loan Agreement and Credit Agreement require the Company to maintain a certain fixed-charge coverage ratio and minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Loan Agreement also contains certain restrictive covenants, including limitations on additional debt; acquisition by the Company of the stock of, or merger with other corporations; dividend payments; and asset sales. The Company was in compliance with all such covenants and ratios as of September 30, 2015 and 2014.

Debt as of September 30, 2015 and 2014 consists of the following:

September 30,	2015	2014
Senior term loan	$19,311,100	$22,331,300
Revolving credit facility	7,000,000	8,969,200
Real estate loan	1,440,500	1,526,500

Total debt	27,751,600	32,827,000
Less: Unamortized debt discount	(191,500)	(172,300)

	27,560,100	32,654,700
Less: Current portion of debt	(280,800)	(2,217,300)

	$27,279,300	$30,437,400

Interest expense, including amortization of debt issuance costs and debt discounts was $1,730,100 and $2,260,400, respectively for the nine month periods ended September 30, 2015 and 2014.

7. Income Taxes

The Company uses an estimated annual effective tax rate, which is based on expected annual income, statutory tax rates and tax planning opportunities available in the various jurisdictions in which the Company operates, to determine its quarterly provision for income taxes. Certain significant or unusual items are separately recognized in the quarter in which they occur and can be a source of variability in the effective tax rates from quarter to quarter.

The provision for income taxes was 35.07% and 45.25% of income before income taxes for the periods ended September 30, 2015 and 2014, respectively. The decrease in the effective income tax rate from period to period was primarily driven by the benefit from non-taxable income related to an escrow settlement.

The total amount of unrecognized tax benefits was $145,000 as of September 30, 2015 and 2014. The total balance of accrued interest and penalties related to uncertain tax positions was $49,000 as of September 30, 2015 and $35,000 as of September 30, 2014. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense and the accrued interest and penalties are included in deferred and other long-term liabilities in the Company’s consolidated balance sheets. There was $10,000 of interest and penalties included in income tax expense for the nine month periods ended September 30, 2015.

13

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

8. Related Party Transactions

At September 30, 2015 and 2014, the Company held two promissory notes from minority stockholders that accrue interest at 5% per annum. The interest is added to the principal if unpaid. At September 30, 2015 and 2014, the combined notes had outstanding unpaid principal in the amount of $326,500 and $312,400, respectively, and are presented as a reduction to stockholders’ equity in the accompanying consolidated balance sheets. Such amounts represent a portion of the purchase consideration for preferred stock of the Company.

The Company leases its corporate office building from a stockholder. For the nine month periods ended September 30, 2015 and 2014, rental expense was $41,700 and $41,700, respectively, which was attributed to the stockholder and included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Under a management agreement, during the nine month periods ended September 30, 2015 and 2014, the Company incurred and paid $491,600 and $544,200, respectively, in monitoring fees and reimbursable expenses to ICV Partners, LLC, and the investment manager of the majority stockholder of the Company. Under this agreement, the Company shall incur and pay ICV Partners, LLC an annual monitoring fee equal to the greater of 5% of consolidated adjusted EBITDA as defined in the related purchase agreement or $400,000, paid quarterly.

9. Commitments and Contingencies

Operating Leases

The Company leases its corporate office building under a non-cancelable and long-term operating lease from individuals, one of whom is a stockholder in the Company. The lease expires on January 21, 2016 with an option to renew the term of the lease for a subsequent five year period (see Note 12). The monthly base rent is $39,300 per month, of which 11.8% is attributable to a stockholder of the Company. SNY leases a warehouse building under a non-cancelable and long-term operating lease from a third party. The lease expires December 31, 2016. The monthly base rent is $15,750. The Company has various operating leases on certain operating equipment, which are in place through July 2017.

Rent expense incurred and charged to operations was approximately $495,500 and $491,500 for the nine month periods ended September 30, 2015 and 2014, respectively, and is included as $141,800 and $137,800, respectively, in cost of sales and $353,700 and $353,700, respectively, in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

Capital Leases

The Company leases certain equipment under agreements that are classified as capital leases. The aggregate capital lease obligation as of September 30, 2015 and 2014 was $114,300 and $0, respectively.

14

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Litigation

The Company is involved from time to time in certain legal actions and claims arising in the ordinary course of business. Management believes that the outcome of such litigation and claims, should they arise in the future, is not likely to have a material effect on the Company’s consolidated financial position or results of operations.

In December 2013, the Company received a pre-litigation claim from one of its customers for damages allegedly sustained from a contaminated enzyme supplied by the Company. The Company purchased the enzyme from a third party manufacturer who purchased the product from the enzyme supplier. The customer’s claim requests reimbursement for alleged damages sustained. Management has evaluated the claim made and determined that the range of potential loss to the Company is less than the amount of insurance coverage available to the Company, inclusive of associated legal expense to be reimbursed by the insurance carrier. As of September 30, 2015 and 2014 the Company accrued $150,000 and $50,000, respectively, for the potential loss in connection with this claim that reached settlement in October 2015 (see Note 12).

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which they may be required to make payments in relation to certain transactions. These indemnities include (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and (ii) certain agreements with the Company’s officers under which the Company may be required to indemnify officers for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and in certain cases is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

10. Employee Benefit Plan

The Company sponsors a profit-sharing plan (the “401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers all employees who were employed on the effective date of the 401(k) Plan and subsequent eligible employees. The Company can make discretionary contributions to the 401(k) Plan. Under the 401(k) Plan, participating employees may defer a percentage of their pretax salary, but not more than the statutory limits. The Company matches 50% of participating employee’s elective deferral, up to a maximum contribution of 2.5% of their compensation. Maximum compensation for plan purposes for the 2015 and 2014 plan years was $260,000 and $260,000, respectively. The Company’s matching contributions to the 401(k) Plan were approximately $61,700 and $56,100 for the nine month periods ended September 30, 2015 and 2014, respectively, which is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

15

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

SNY sponsors a safe harbor profit-sharing plan (the “safe harbor 401(k) Plan”) under the provisions of Section 401(k) of the Internal Revenue Code. The safe harbor 401(k) Plan covers all employees who were employed on the effective date of the safe harbor 401(k) Plan and employees hired subsequent to the effective date. SNY makes contributions equal to the sum of 100% of the amount of the participating employee’s elective deferrals that do not exceed 3% of their compensation, plus 50% of the amount of their elective deferrals that exceed 3% up to a maximum of 5% of their compensation. This contribution is 100% vested. SNY’s matching contribution to the safe harbor Plan for the nine month periods ended September 30, 2015 and 2014 was approximately $84,900 and $73,000, respectively, which is included in cost of goods sold, selling, general and administrative expenses in the accompanying consolidated statements of operations.

11. Stockholders’ Equity

The Company has authorized 49,977 shares of common stock, at $0.001 par value per share, and 320,920 shares of Series A convertible preferred stock, at $0.001 par value per share. As of September 30, 2015 and 2014, the Company had 296,880 shares, of Series A convertible preferred stock issued and outstanding, and no shares of common stock.

The Series A convertible preferred stock has a cumulative dividend at an annual rate of 12% of the issuance price that compounds annually from the date of issuance. In a discretionary distribution or liquidity event, the Series A convertible preferred stockholders would have first priority to proceeds up to the issuance price plus accrued but unpaid dividends prior to any amounts paid to holders of common stock or any other class of capital stock, should they be issued at a future date. Shares of Series A convertible preferred stock are convertible into shares of common stock at a price equal to the purchase price plus accrued but unpaid dividends by the purchase price. The conversion price is subject to certain anti-dilution adjustments.

No dividends were declared as of September 30, 2015 and 2014. Cumulative accrued but undeclared dividends on Series A convertible preferred stock was $18,310,400 and $13,159,700 as of September 30, 2015 and 2014, respectively.

Stock Based Compensation

In March 2014, the Board of Directors approved the SPH Holdings, Inc. 2014 Stock Incentive Plan (the “Plan”) and authorized the issuance of options to purchase 29,688 shares of common stock under the Plan and granted options to purchase 23,454 shares of common stock to employees. These options were modified in July 2015 to change the exercise price of the options from $117.13 to $11.67.

In August 2015, the Board of Directors granted options to purchase an additional 2,227 shares of common stock to an employee.

The Company estimates the fair value of the options awards as of the grant date and recognizes the related expense over the requisite service period. The option awards vest over years ranging from one to four years from the grant date.

16

SPH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

The Company used the Black-Scholes option-pricing model to determine the fair value of the option awards on the date of grant using the following assumptions for the nine month period ended September 30, 2015:

Stock price	$11.67
Exercise price	$11.67
Expected volatility	30%
Risk-free interest rate	1.94%
Expected life (in years)	1-4

The Company used the Black-Scholes option-pricing model to determine the fair value of the option awards on the date of grant using the following assumptions for the nine month period ended September 30, 2014:

Stock price	$24.32
Exercise price	$117.13
Expected volatility	40%
Risk-free interest rate	1.32%
Expected life (in years)	1-4

Fair value of these option awards on the date of grant was determined to be de minimis and as such, no compensation expense was recorded in the consolidated financial statements for the nine month periods ended September 30, 2015 and 2014.

As of September 30, 2015, there were options to purchase 25,681 shares of common stock with a weighted average strike price of $11.67 and a weighted average life of 2 years.

12. Subsequent Events

The Company evaluated subsequent events in accordance with ASC 855, Subsequent Events. The Company evaluated subsequent events through March 3, 2016, the date which these financial statements were available to be issued.

In October 2015, the Company entered into a settlement agreement with one of its customer for damages allegedly sustained from a contaminated enzyme supplied by the Company. The Company paid $150,000 in settlement which was not covered by the Company’s insurance and this amount was accrued for as of September 30, 2015 (see Note 9).

On November 23, 2015, Hawkins Inc. announced it would acquire the Company, for total consideration of $157 million. The acquisition closed on December 23, 2015.

On January 21, 2016, the Company exercised the option to renew the term of its corporate office building for a five year period.

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